Exhibit 10.2(r)

ECHELON CORPORATION

1997 STOCK PLAN

STOCK OPTION AGREEMENT

FOR OPTIONEES OUTSIDE THE U.S.

TERMS AND CONDITIONS OF THE STOCK OPTION AGREEMENT

By executing the Grant Acceptance process and using the services on this Morgan Stanley Smith Barney Benefit Access® website, you, the Optionee (the “Optionee”) and Echelon Corporation (the “Company”) agree that this Option is granted under and governed by the terms and conditions of Company’s 1997 Stock Plan (the “Plan”) and the Terms and Conditions of the Stock Option Agreement (the “Option Agreement”), which may be amended or modified from time to time. The Optionee has reviewed the Plan and this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Option grant and fully understands provisions of the Plan and this Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Option Agreement. The Optionee further agrees to promptly notify the Company upon any change in the Optionee’s residence address. PLEASE BE SURE TO READ ALL OF THE PROVISIONS FOR YOUR COUNTRY (IF ANY) IN APPENDIX A THAT CONTAIN SPECIAL TERMS AND CONDITIONS OF THIS AWARD APPLICABLE TO YOU.

The Company hereby grants you, the Optionee, an Option under the Plan, to exercise in exchange for a payment from the Company pursuant to this Option Agreement. However, as provided in this Option Agreement, this Option may expire earlier than the Expiration Date. The Option is subject to the provisions of the Plan and this Option Agreement, including any special terms and conditions for the Optionee’s country in the Appendix hereto, which constitutes part of this Option Agreement. Unless otherwise defined herein, the terms defined in the 1997 Stock Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, including any special terms and conditions for the Optionee’s country in the appendix hereto (the “Appendix,” which constitutes part of this Option Agreement.

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest on each anniversary of the date of grant subject to the Optionee continuing to be a Service Provider on such dates.

Termination Period:

This Option may be exercised for thirty (30) days after the Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for one (1) year after the Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above. Notwithstanding anything in this paragraph to the contrary, and except as otherwise provided by the Administrator or as required by local law, vesting of the option shall be suspended during any unpaid leave of absence other than military leave and will resume on the date the Employee returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence, if permissible under local law.

II. AGREEMENT

1 Grant of Option. The Company hereby grants to the Optionee named in the Grant Summary an option (the “Option”) to purchase the number of Shares, as set forth in the Grant Summary, at the exercise price per share set forth in the Grant Summary (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2 Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Grant Summary and the applicable provisions of the Plan and this Option Agreement, subject to the Optionee’s remaining a Service Provider on each vesting date.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Chief Financial Officer of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3 Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash; or

(b) check; or

(c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

4 Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5 Term of Option. This Option may be exercised only within the term set out in the Grant Summary, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6 Responsibility for Taxes. The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Exercised Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related

Items by means of one or a combination of the following: (i) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Exercised Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization) without further consent. The Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

7 Nature of Grant. In accepting the Option, the Optionee acknowledges, understands and agrees that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b) all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;

(c) the Option grant and the Optionee’s participation in the Plan shall not create a right to employment or engagement as a Service Provider, or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or affiliate of the Company;

(d) the Optionee is voluntarily participating in the Plan;

(e) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(f) the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(h) if the underlying Shares do not increase in value, the Option will have no value;

(i) if the Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Optionee’s relationship as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or the terms of the Optionee’s employment or service agreement, if any), and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company, any of its Subsidiaries or affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, its Subsidiaries and affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) for purposes of the Option, the Optionee’s engagement as a Service Provider will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or one of its Subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or the terms of the Optionee’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement or determined by the Company, (i) the Optionee’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or the terms of the Optionee’s employment or service agreement, if any); and (ii) the period (if any) during which the Optionee may exercise the Option after such termination of the Optionee’s relationship as a Service Provider will commence on the date the Optionee cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or terms of the Optionee’s employment or service agreement, if any; the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of his or her Option grant (including whether the Optionee may still be considered to be providing services while on a leave of absence);

(l) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(m) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose; and

(n) the Optionee acknowledges and agrees that neither the Company, the Employer nor any Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

8 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9 Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).

The Optionee understands that Personal Data will be transferred to Morgan Stanley Smith Barney or any other third parties assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Personal Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting his or her local human resources representative. The Optionee authorizes the Company, Morgan Stanley Smith Barney or any other third parties assisting the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, the Optionee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant Options or other equity awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

10 Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Human Resources Department, at Echelon Corporation, 550 Meridian Avenue, San Jose, CA 95126, or at such other address as the Company may hereafter designate in writing.

11 Restrictions on Sale of Securities. Subject to the provisions of paragraph 13 below, the Shares issued as payment for exercised Options granted under this Agreement will be registered under the U.S. federal securities laws and will be freely tradable upon receipt. However, your subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

12 Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Option Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto, to the extent permissible under local law.

13 Compliance with Law. Notwithstanding any other provision of the Plan or this Option Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Optionee agrees that the Administrator shall have unilateral authority to amend the Plan and this Option Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

14 Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

15 Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.

16 Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. The Optionee expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein.

17 Amendment, Suspension or Termination of the Plan. The Employee understands that the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, altered, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

18 Notice of Governing Law and Venue. The Option grant and this Option Agreement shall be subject to the laws, but not the choice of law rules, of the State of California, U.S.A. For purposes of any action, lawsuit or other proceedings brought to enforce this Option Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

19 NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE. THE DATE OF TERMINATION OF THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER WILL BE DETERMINED UNDER SECTION 7(k) ABOVE.

20 Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

21 Language. If the Optionee has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

22 Appendix. Notwithstanding any provisions in this Option Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Option Agreement for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

23 Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24 Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach by the Optionee or any other Optionee.

25 Section 409A. Under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, an Option that vests after December 31, 2004, that was granted with a per share grant price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a share common stock on the date of grant (a “discount Option”) may be considered “deferred compensation.” For Optionees who are U.S. taxpayers, an Option that is a “discount Option” may result in (i) income recognition by the Optionee prior to the exercise of the Option, (ii) an additional twenty percent (20%) tax, and (iii) potential penalty and interest charges. The Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. The Optionee agrees that if the IRS determines that this Option was granted with a per Share Exercise Price that was less than the Fair Market Value of a Share on the Date of Grant, the Optionee will be solely responsible for the Optionee’s costs related to such a determination.